      As filed with the Securities and Exchange Commission on May 24, 2000
                                                      Registration No. 333-_____
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                             COMMERCE BANCORP, INC.
             (Exact name of Registrant as specified in its charter)

             New Jersey                                   22-2433468
------------------------------------          ----------------------------------
  (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                   Identification Number)

                                 COMMERCE ATRIUM
                               1701 Route 70 East
                             Cherry Hill, N.J. 08003
                    (Address of Principal Executive Offices)

                         COMMERCE BANCORP, INC. SMARTBUY
                               STOCK PURCHASE PLAN
                            (Full title of the Plan)

                              C. EDWARD JORDAN, JR.
                            Executive Vice-President
                             Commerce Bancorp, Inc.
                               1701 Route 70 East
                             Cherry Hill, N.J. 08003
                                1 (856) 751-9000
                      (Name, address and telephone number,
                   including area code, of agent for service)

                          Copies of Communications To:

                          LAWRENCE R. WISEMAN, ESQUIRE
                        Blank Rome Comisky & McCauley LLP
                                One Logan Square
                        Philadelphia, Pennsylvania 19103
                                 (215) 569-5500

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                            Amount            Proposed maximum          Proposed maximum           Amount of
        Title of securities                 to be              offering price          aggregate offering      registration fee
          to be registered              registered(1)           per share(2)               price (2)
=================================================================================================================================
Common Stock, par value                    250,000              $ 42.625              $ 10,656,250               $2,814
$1.5625 per share ..................
---------------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The amounts are based upon the average of the high and low sale prices for the common stock as reported on the New York Stock Exchange on May 22, 2000, and are used solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Commerce Bancorp, Inc. SmartBuy Stock Purchase Plan, referred to as the Plan, as specified by Rule 428(b)(1) promulgated by the SEC under the Securities Act.

     The documents are not being filed with the SEC, but constitute (along with the documents incorporated by reference into this registration statement under
Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

     Commerce shall furnish without charge to each person to whom the prospectus is delivered, on the written or oral request of each person, a copy of any and all of the documents incorporated by reference, other than exhibits to the documents (unless the exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Commerce Bancorp, Inc., 1701 Route 70 East, Cherry Hill, N.J. 08003, Attention: C. Edward Jordan, Jr., Executive Vice-President, telephone number (856) 751-9000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.
        -----------------------------------------------

Commerce and the Plan hereby incorporate by reference in this registration statement the following documents:

     (a) Commerce's Annual Report on Form 10-K for the fiscal year ended December 31, 1999; and

     (b) All other reports filed by Commerce pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1999; and

     (c) The description of Commerce's Common Stock, which is incorporated by reference from Commerce's registration statement on Form S-4 (File No. 333-16263) filed with the SEC on November 15, 1996 and all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by Commerce with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post- effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed incorporated by reference into this registration statement and to be a part thereof from the date of the filing of such documents.

     All information appearing in this registration statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4. Description of Securities.
        -------------------------

        Not Applicable.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

     Jack R Bershad, a partner in Blank Rome Comisky & McCauley LLP, is a director of Commerce. Mr. Bershad and other partners of Blank Rome Comisky & McCauley LLP are shareholders of Commerce.

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

     Section 14A:3-5 of the New Jersey Business Corporation Act provides, in substance, that New Jersey corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

     Article VI of Commerce's By-laws provides for indemnification to the fullest extent permitted by Section 14A:3-5.

Item 7. Exemption from Registration Claimed.
        -----------------------------------

        Not Applicable.

Item 8. Exhibits.
        --------

     The following exhibits are filed as part of this Registration Statement or, where so indicated have been previously filed and are incorporated herein by reference.


   Exhibit Number      Description
   --------------      -----------

      5.1              Opinion of Blank Rome Comisky & McCauley LLP

      10.1             Commerce Bancorp, Inc. SmartBuy Stock Purchase Plan*

      23.1             Consent of Blank Rome Comisky & McCauley LLP (included in
                       Exhibit 5.1)

      23.2             Consent of Ernst & Young LLP

      24.1             Power of Attorney (included on signature page)

      * To be filed by amendment.


Item 9. Undertakings.
        -------------

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a) (3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (ss.230.424(b)) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, Commerce certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cherry Hill, New Jersey, on this 22nd day of May, 2000.

                                             COMMERCE BANCORP, INC.


                                         By: /s/ Vernon W. Hill, II
                                             -----------------------------------
                                             Vernon W. Hill, II
                                             Chairman of the Board and President

     Each person whose signature appears below hereby authorizes Vernon W. Hill, II or C. Edward Jordan, Jr. to file one or more amendments, including post-effective amendments, to this registration statement, which amendments may make such changes as Vernon W. Hill, II or C. Edward Jordan, Jr. deem appropriate, and each person whose signature appears below, individually and in each capacity stated below hereby appoints Vernon W. Hill, II or C. Edward Jordan, Jr. as attorney-in-fact to execute in his name and on his behalf any such amendments to this registration statement.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

                 SIGNATURE                                 Capacity                           Date
-------------------------------------------   -----------------------------------   ------------------------

/s/ Vernon W. Hill, II                        Chairman of the Board, President           May 22, 2000
-------------------------------               and Director (Principal Executive
Vernon W. Hill, II                            Officer)


/s/ C. Edward Jordan, Jr.                     Executive Vice President and               May 22, 2000
-------------------------------               Director
C. Edward Jordan, Jr.

/s/ Robert C. Beck                            Secretary and Director                     May 22, 2000
-------------------------------
Robert C. Beck

/s/ David Baird, IV                           Director                                   May 22, 2000
-------------------------------
David Baird, IV


/s/ Jack R Bershad                           Director                                   May 22, 2000
-------------------------------
Jack R Bershad

/s/ Joseph E. Buckelew                        Director                                   May 22, 2000
-------------------------------
Joseph E. Buckelew



                 SIGNATURE                                 Capacity                           Date
-------------------------------------------   -----------------------------------   ------------------------
/s/ Morton N. Kerr                            Director                                   May 22, 2000
-------------------------------
Morton N. Kerr

/s/ Steven M. Lewis                           Director                                   May 22, 2000
-------------------------------
Steven M. Lewis


/s/ Daniel J. Ragone                          Director                                   May 22, 2000
--------------------------------
Daniel J. Ragone


/s/ Joseph T. Tarquini, Jr.                   Director                                   May 22, 2000
-------------------------------
Joseph T. Tarquini, Jr.


/s/ William A. Schwartz, Jr.                  Director                                   May 22, 2000
-------------------------------
William A. Schwartz, Jr.


/s/ Frank C. Videon, Sr                       Director                                   May 22, 2000
-------------------------------
Frank C. Videon, Sr.

/s/ Thomas J. Sukay
-------------------------------               Principal Financial and                    May 22, 2000
Thomas J. Sukay                               Accounting Officer

                                  EXHIBIT INDEX


Exhibit Numbers                          Description
---------------                          -----------

      5.1                Opinion of Blank Rome Comisky & McCauley LLP

     10.1                Commerce Bancorp, Inc. SmartBuy Stock Purchase Plan*

     23.1                Consent of Ernst & Young LLP




     * To be filed by amendment.